UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2024

ADMA BIOLOGICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36728	56-2590442
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

465 State Route 17, Ramsey, New Jersey	07446
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 478-5552

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ADMA	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 19, 2024, Bryant E. Fong notified ADMA Biologics, Inc. (the “Company”) that he resigned, effective immediately, as a member of the Company’s Board of Directors (the “Board”) and any committees of the Board in order to devote more time to his roles as Managing Director of Biomark Capital Fund and as Partner and Co-Portfolio Manager of Stonepine Capital Management. There are no disagreements between Mr. Fong and the Company on any matter relating to the Company’s operations, policies or practices. Mr. Fong served as a member of the Company’s Board since 2012. He also served as Chairman of the Company’s Audit Committee and a member of the Company’s Governance and Nominations Committee and Compensation Committee.

On November 19, 2024, Young T. Kwon, PhD was appointed as Chairman of the Company’s Audit Committee and designated as an “audit committee financial expert”, as such term is defined in Securities and Exchange Commission rules, Steven A. Elms was added as a member of the Company’s Audit Committee, and Alison C. Finger was added as a member of the Company’s Governance and Nominations Committee and Compensation Committee.

Item 9.01	Exhibits.

(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 21, 2024	ADMA Biologics, Inc.

	By:	/s/ Adam S. Grossman
		Name:	Adam S. Grossman
		Title:	President and Chief Executive Officer